Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-228467) of Altus Midstream Company and in the related Prospectus, and

(2)	Registration Statement (Form S-8 No. 333-234475) of Altus Midstream Company;

of our report dated February 25, 2021, (except as to the revision matter within Note 1, as to which the date is December 14, 2021) with respect to the consolidated financial statements of Altus Midstream Company, included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Houston, Texas

December 14, 2021